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                                                                     Exhibit 4.8

                              CONSENT OF DIRECTORS
                                       OF
                             THE THAXTON GROUP, INC.
                                       TO
                             ACTION WITHOUT MEETING

         We, the undersigned, being all of the directors of The Thaxton Group, Inc., a South Carolina corporation (the "Corporation"), do hereby adopt the following resolutions by signing our written consent hereto:

         WHEREAS, the Corporation entered into an Indenture, dated as of February 17, 1998, with The Bank of New York, as Trustee (the "Indenture"), for the issuance thereunder from time to time of the Corporation's Securities (as defined in the Indenture);

         WHEREAS, pursuant to resolutions adopted by the Board of Directors on _____, 2002, the Corporation authorized the issuance under the Indenture of up to and including $125,000,000 in aggregate principal amount of the Securities;

         WHEREAS, Section 301 of the Indenture provides that the aggregate principal amount of the Securities which may be authenticated and delivered and Outstanding (as defined in the Indenture) under the Indenture is unlimited and that the Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by and pursuant to a resolution of the Board of Directors of the Corporation;

         WHEREAS, the Board of Directors desires to increase the aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under the Indenture from up to and including $75,000,000 to up to and including $125,000,000;

         RESOLVED, that the additional $125,000,000 in aggregate principal amount of the Securities issuable under the Indenture shall be issued only as registered Securities without coupons, shall be dated as of the date of receipt of payment therefor by the Corporation, and the form of each series of such Securities as set forth in Exhibits A, B and C to the Indenture, is hereby approved; and it is further

         RESOLVED, that such Securities shall be executed in the name of and on behalf of the Corporation by the Chairman of the Board, President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Treasurer or any Vice President, under its corporate seal reproduced thereon and attested by the Secretary or any Assistant Secretary, and the signatures of any of said officers on such Securities may be manual or in the form of facsimile signatures of the present or any future said officer, and any such Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation to execute or attest such Securities shall be and continue to be valid and enforceable obligations of the Corporation

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in accordance with their terms and the terms of the Indenture, notwithstanding that any such individuals or any of them ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities; and it is further

         RESOLVED, that pursuant to the provisions of said Indenture, the Chairman of the Board, President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Treasurer and any Vice President of the Corporation be, and each of them hereby is, authorized and empowered to cause up to and including an additional $125,000,000 in aggregate principal amount of the Securities to be issued under the Indenture which Securities shall consist of any of the series of such securities hereinafter authorized, and upon the issuance and execution thereof by the Corporation, to cause any series of the Securities to be delivered from time to time to The Bank of New York, Trustee under the Indenture, for authentication by it, and to deliver to said Trustee the written order of the Corporation for the authentication and delivery of any such series of the Securities as they are executed and issued by the Corporation; and it is further

         RESOLVED, that the Securities, when issued in accordance with the Indenture, shall be fully paid and nonassessable; and it is further

         RESOLVED, that the additional $125,000,000 in aggregate principal amount of the Securities shall be issued in series as designated below, and shall have the terms set forth under each such designated series.

                              SERIES D2 SECURITIES

                  (a) Series D2 of the Securities to be issued by the Corporation shall be entitled the "Subordinated Daily Notes - Series D2" (the "Series D2 Securities"), payable upon redemption, in whole or in part, by the holder or the Corporation as hereinafter provided, bearing interest from the date thereof at the initial annual interest rate set forth below, compounded daily, with the Interest Payment Date on such securities, and the Regular Record Date for such payment, being the whole or partial redemption date;

                  (b) Series D2 Securities shall be issued in the following denominations at the following annual rates of interest:

                      Any amount of $50 to $50,000                    6.50%
                      Any amount over $50,000 but less                6.75%
                             than $100,000
                      Any amount over $100,000 but less               7.00%
                             than $500,000
                      Over $500,000                                   7.50%

         and such rates shall continue in effect for Series D2 Securities unless and until adjusted as hereinafter provided;

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                  (c) As of the last Business Day (as defined in the Indenture)
         of each month, the Chief Executive Officer and President or, in his absence, the Executive Vice President and Chief Operating Officer (each, an "Authorized Officer") is hereby authorized, in his discretion, to adjust the annual interest rate payable on any of the Series D2 Securities, and the compounding period for such annual interest rate, which adjustment, if any, shall be effective as of the first day of the second month following such adjustment;

                  (d) Series D2 Securities shall be redeemable, at the option of the Corporation, in whole or in part, at any time as provided in the form of the Series D2 Security attached hereto as Exhibit A (the "Series D2 Form") and as provided in the Indenture, with accrued interest on the redeemed amount of such security payable on the redemption date;

                  (e) Series D2 Securities shall be redeemable, in whole or in part, at the option of the holder pursuant to the holder's demand for payment of all or any portion of the principal amount, with accrued interest on the redeemed amount of such security payable on the redemption date;

                  (f) Upon any partial redemption of a Series D2 Security by the Corporation or the holder thereof pursuant to paragraphs (d) or (e) above, the outstanding principal amount thereof shall not be less than $50;

                  (g) Upon any partial redemption of a Series D2 Security by a holder or by the Corporation that results in a principal amount that would accrue a lower annual rate of interest than such Series D2 Security would have accrued if it had been original issued at such principal amount pursuant to paragraph (b) above (the "New Principal Amount"), such Series D2 Security shall be cancelled and a new Series D2 Security shall be issued to the holder in a denomination equal to the New Principal Amount which shall accrue interest from the date of issuance at the annual rate set forth in paragraph (b) above for the applicable denomination of such new Series D2 Security;

                  (h) Upon any tender of funds to the Corporation by a holder to increase the principal amount of a Series D2 Security that would result in a principal amount that would accrue a higher annual rate of interest if such Series D2 Security had been originally issued pursuant to paragraph (b) above (the "New Principal Amount"), such Series D2 Security, upon receipt of such tendered funds from the holder, shall be cancelled and a new Series D2 Security shall be issued to the holder in a denomination equal to the New Principal Amount which shall accrue interest from the date of issuance at the annual rate provided for in paragraph (b) above for the applicable denomination of such new Series D2 Security; and

                  (i) Series D2 Securities shall have such other terms, conditions and provisions not inconsistent with the foregoing as are set forth in the Series D-2 Form and in the Indenture.

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                              SERIES M2 SECURITIES

                  (a) Series M2 of the Securities to be issued by the Corporation shall be entitled the "Subordinated One Month Term Notes - Series M2" (the "Series M2 Securities"), maturing one month from the date thereof and bearing interest on the principal amount thereof at the initial annual interest rate set forth below, compounded daily, with the Interest Payment Date on the Series M2 Securities and the Regular Record Date for such payment being the maturity date thereof as the same may be renewed as provided below;

                  (b) The maturity date of Series M2 Securities issued or renewed on any date in a calendar month shall be the matching date in the next calendar month or, if no such matching date exists, the last date in the next calendar month;

                  (c) Series M2 Securities shall be issued in the following denominations at the following annual rates of interest:

                      Any amount of $100 to $50,000                    6.50%
                      Any amount over $50,000 but less                 6.75%
                              than $100,000
                      Any amount over $100,000 but less                7.00%
                              than $500,000
                      Any amount over $500,000                         7.50%

         such rates shall continue in effect for Series M2 Securities unless and until adjusted as hereinafter provided;

                  (d) As of the last Business Day (as defined in the Indenture) of each month, the Authorized Officer is hereby authorized, in his discretion, to adjust the annual interest rate payable on Series M2 Securities, and the compounding period for such annual interest rate, issued or renewed on or after the first day of the second month following such adjustment;

                  (e) Series M2 Securities shall be redeemable, in whole or in part, at the option of the holder prior to the maturity date thereof as provided in the Series M2 Form provided that, upon any partial redemption of a Series M2 Security by the holder thereof, the outstanding principal amount thereof shall not be less than $100;

                  (f) Upon a partial or full redemption of a Series M2 Security by the holder thereof prior to its maturity date, all accrued interest otherwise payable on a Series M2 Security shall be forfeited as provided in the Series M2 Form; provided that the Chairman of the Board, President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Treasurer, the Chief Financial Officer or any Vice President of the Corporation, may, in his sole discretion, waive all or any portion of such forfeited interest on behalf of the Corporation by a written notation on the Series M2 Form

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         reflecting the amount of such interest forfeiture that any such officer deems it appropriate to waive, signed by the officer waiving the same;

                  (g) Upon any partial redemption of a Series M2 Security by a holder or by the Corporation that results in a principal amount that would accrue a lower annual rate of interest than such Series M2 Security would have accrued if it had been original issued at such principal amount pursuant to paragraph (c) above (the "New Principal Amount"), such Series M2 Security shall be cancelled and a new Series M2 Security shall be issued to the holder in a denomination equal to the New Principal Amount which shall accrue interest from the date of issuance at the annual rate set forth in paragraph (c) above for the applicable denomination of such new Series M2 Security;

                  (h) Upon any tender of funds to the Corporation by a holder to increase the principal amount of a Series M2 Security that would result in a New Principal Amount that would accrue a higher annual rate of interest if such Series M2 Security had been originally issued pursuant to paragraph (c) above such Series M2 Security, upon receipt of such tendered funds from the holder, shall be cancelled and a new Series M2 Security shall be issued to the holder in a denomination equal to the New Principal Amount which shall accrue interest from the date of issuance at the annual rate provided for in paragraph (c) above for the applicable denomination of such new Series M2 Security; and

                  (i) Series M2 Securities shall be subject to automatic renewal from time to time for additional terms of one month each, all in accordance with the procedure and with the effect provided in these resolutions and the Series M2 Form; and

                  (j) Series M2 Securities shall have such other terms, conditions and provisions not inconsistent with the foregoing as are set forth in the Series M2 Form and in the Indenture.

                 SERIES T2-6, T2-12, T2-36 AND T2-60 SECURITIES

                  (a) Series T2 of the Securities to be issued by the Corporation shall be entitled the "Subordinated Term Notes - Series T2-6, T2-12, T2-36 or T2-60", respectively, (the "Series T2 Securities"), with the numerical designation of each Series T2 Security reflecting the number of calendar months after the date of issuance by the Corporation that the principal amount of such security shall be payable by the Corporation;

                  (b) The maturity date of Series T2 Securities issued or renewed on any date in a calendar month shall be as follows:

                  Series T2 Securities                Maturity Date
                  --------------------                -------------

                           T2-6 ..................... The matching date in the
                                                      sixth calendar

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                                                      month following the month
                                                      of the issue date or, if
                                                      no such matching date
                                                      exists, the last date in
                                                      such sixth calendar month

                           T2-12 .................... The matching date in the
                                                      twelfth calendar month
                                                      following the month of the
                                                      issue date or, if no such
                                                      matching date exists, the
                                                      last date in such twelfth
                                                      calendar month

                           T2-36 .................... The matching date in the
                                                      thirty-sixth calendar
                                                      month following the month
                                                      of the issue date or, if
                                                      no such matching date
                                                      exists, the last date in
                                                      such thirty-sixth calendar
                                                      month

                           T2-60 .................... The matching date in the
                                                      sixtieth calendar month
                                                      following the month of the
                                                      issue date or, if no such
                                                      matching date exists, the
                                                      last date in such sixtieth
                                                      calendar month

                  (c) Series T2 Securities shall be issued in the following denominations at the following annual rates of interest:

         Series T2-6
         -----------

                      Any amount of $1,000 to $50,000            7.25%
                      Any amount over $50,000 but less           8.00%
                            than $100,000
                      Any amount over $100,000 but               8.00%
                            less than $500,000
                      Any amount over $500,000                   8.00%



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         Series T2-12
         ------------

                      Any amount of $1,000 to $50,000            7.75%
                      Any amount over $50,000 but less           8.00%
                            than $100,000
                      Any amount over $100,000 but               8.00%
                            less than $500,000
                      Any amount over $500,000                   8.00%

         Series T2-36
         ------------

                      Any amount of $1,000 to $50,000            7.75%
                      Any amount over $50,000 but less           8.00%
                            than $100,000
                      Any amount over $100,000 but               8.00%
                            less than $500,000
                      Any amount over $500,000                   8.00%

         Series T2-60
         ------------

                      Any amount of $1,000 to$50,000             7.75%
                      Any amount over $50,000 but less           8.00%
                            than $100,000
                      Any amount over $100,000 but               8.00%
                            less than $500,000

                      Any amount over $500,000                   8.00%

         such rates shall remain in effect unless and until adjusted by as hereinafter provided;

                  (d) On the last Business Day of each month, the Authorized Officer is hereby authorized, in his discretion, to adjust the annual interest rate payable on any of the Series T2 Securities, and the compounding period for such annual interest rate, issued or renewed on or after the first day of the second month following such adjustment;

                  (e) Accrued interest on Series T2 Securities shall be paid monthly, quarterly or at maturity in accordance with the choice selected by the purchaser of a Series T2 Security as provided under the "Interest Payment Options" in the form of Series T2 Security attached hereto as Exhibit C (the "Series T2 Form"), and, if interest on a Series T2 Security is payable at maturity, interest shall be compounded daily;

                  (f) The Interest Payment Date and the Regular Record Date for the payment of accrued interest on a Series T2 Security shall be the date as of which interest is payable in accordance with the provisions of subparagraph (e) above;

                  (g) Any series of the Series T2 Securities shall be redeemable, at the option of the Corporation, in whole or in part, at any time as provided in the form of the Series T2 Form and as provided in the Indenture;

                  (h) Any of the Series T2 Securities shall be redeemable, in whole or in part, by the holder prior to the maturity date thereof as provided, and with the forfeiture of a portion of the accrued interest upon redemption prior to the maturity date as set forth in the Series T2 Form;

                  (i) Upon any partial redemption of a Series T2 Security by the Corporation or the holder thereof pursuant to paragraphs (g) or (h) above, the outstanding principal amount thereof shall not be less than $1,000;

                  (j) Upon any partial redemption of a Series T2 Security by a holder or by the Corporation that results in a New Principal Amount that would accrue a lower annual rate of interest than such Series T2 Security would have accrued if it had been originally issued at such principal amount pursuant to paragraph (c) above such Series T2 Security shall be cancelled and a new Series T2 Security shall be issued to the holder in a denomination equal to the New Principal Amount which shall accrue interest from the date of issuance at the annual rate set forth in paragraph (c) above for the applicable denomination of such new Series T2 Security;

                  (k) Series T2 Securities shall be subject to automatic renewal from time to time, all in accordance with the procedure and with the effect provided in these resolutions and the Series T2 Form; and

                  (l) Series T2 Securities shall have such other terms, conditions and provisions not inconsistent with the foregoing as are set forth in the Series T2 Form and in the Indenture; and it is further

         RESOLVED, that, upon any adjustment in the interest rates payable on any series of the Securities pursuant to the foregoing resolution, the appropriate officers of the Corporation be, and they hereby are, authorized and directed to: (i) promptly notify the Trustee in writing of such adjusted interest rates; (ii) cause such adjusted interest rates to be set forth in a supplement to the Corporation's Prospectus relating to the Securities dated ________ __, 2002 (the "Prospectus"); (iii) cause the most recent of any such supplements to be delivered to any prospective purchaser of the Securities or to any existing holder of the Securities with a renewal notice sent to such holder by the Corporation; and (iv) to cause each such supplement, with the advice and assistance of the Corporation's counsel, to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Commission's Rule 424 or as a post-effective amendment to the Corporation's Form S-1 Registration Statement relating to the Securities; and it is further

         RESOLVED, that principal and interest on each series of the Securities shall be paid by the Corporation, and such principal and interest shall be paid at a location determined by an Authorized Officer, which location may be (i) at the principal office of the Corporation; (ii) such other place as may be designated by an Authorized Officer; or (iii) by mailing its check to the address of the person entitled thereto as such address shall appear in the Securities Register; and it is further

         RESOLVED, that each series of the Securities may be surrendered for registration of transfer or for exchange by the holder at the principal office of the Corporation at 1524 Pageland Highway, Lancaster, South Carolina 29720;

         RESOLVED, that The Bank of New York, be, and it hereby is, appointed the agent of the Corporation for the registration, transfer and exchange of the Securities, and that the corporate trust office of the said Bank in Jacksonville, Florida, be and it hereby is designated, pursuant to the provisions of the Indenture, as the office or agency of the Corporation in Jacksonville, Florida, where the Securities may be delivered by the Corporation for registration, transfer or exchange; and it is further

         RESOLVED, that the form and terms of the selling agent agreement between the Corporation and Carolina First Investments, Inc., (the "Selling Agent Agreement"), a copy of which has been presented to the directors, be, and they hereby are, approved, with such changes and modification thereto as the officers executing the same shall deem necessary or desirable; and that the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Treasurer, and any Vice President be, and each of them hereby is, authorized and empowered to execute and deliver the Selling Agent Agreement on behalf of and in the name of the Corporation; and it is further

         RESOLVED, that the corporate seal of this Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing the corporate seal or by imprinting or otherwise reproducing thereon a facsimile thereof; and it is further

         RESOLVED, that the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Treasurer, any Vice President, and the Secretary of the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to make all such arrangements, to do, perform and authorize all such acts and things and to execute and deliver all such officers' certificates and such other instruments and documents as they, acting with the advice and assistance of the Corporation's counsel, may deem necessary or appropriate in order to fully effectuate the purpose of each of the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore or hereafter to accomplish such purposes).

         This action is effective the ___th day of _______, 2002.



         ____________________________               ____________________________
         James D. Thaxton                           Robert L. Wilson


         ____________________________               ____________________________
         Allan F. Ross                              C. L. Thaxton, Sr.